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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 1999 (May 10, 1999)







                          AMERICAN PAD & PAPER COMPANY
             (Exact name of registrant as specified in its charter)

                         Commission file number 1-11803


           Delaware                                         04-3164298
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                         Identification No.)

17304 Preston Road, Suite 700, Dallas, TX                   75252-5613
(Address of principal executive offices)                    (Zip Code)

       Registrant's telephone number, including area code: (972) 733-6200






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Item 5.  Other Events.

     On May 10, 1999, American Pad & Paper Company (OTCBB:AMPP) (AP&P) announced the appointment of William L. Morgan as Chief Operating Officer (COO).

     On May 10, 1999, American Pad & Paper Company (OTCBB:AMPP) (AP&P) announced the closing of its plant in Holland, New York.

These  press  releases  are  incorporated  herein as Exhibit  99.027 and Exhibit
99.028.

Exhibit

99.27 Press  release by the Company  dated May 10, 1999.
99.28 Press release by the Company dated May 10, 1999.







                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          American Pad & Paper Company



May 14, 1999                             /s/ David N. Pilotte
Date                                     David N. Pilotte
                                         Vice President and Corporate Controller
                                         Principal Accounting Officer




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                                                                  Exhibit 99.027
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News Release


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For Immediate Release                                     CONTACT: Mark Lipscomb
                                                                  (972) 733-5415


     AMERICAN PAD & PAPER ANNOUNCES APPOINTMENT OF CHIEF OPERATING OFFICER

     DALLAS, Texas, May 10, 1999, -- American Pad & Paper Company (OTCBB:AMPP) (AP&P) announced today that it has named William L. Morgan as Chief Operating Officer (COO).

     Mr. Morgan, 59, joined American Pad & Paper in July 1998 as Executive Vice President, Operations. In his new position as COO, Mr. Morgan will focus on the day-to-day business operations for manufacturing, marketing, sales, purchasing, logistics, information systems, new product development and operational finance/accounting functions.

     Mr. Morgan has over 35 years manufacturing and operations experience with both publicly traded multi-national manufacturing companies and large-scale entrepreneurial companies, in fast growth industries. His most recent position prior to joining AP&P was President, Transmission, Connection and Broadband Systems, with Northern Telecom. Prior to this assignment he held numerous senior executive positions with Fujitsu, Memorex, and Texas Instruments.

     "Bill is an experienced problem-solving executive with a proven track record of building strong, highly motivated organizations," said James W. Swent III, Chief Executive Officer of AP&P. "Bill will be the focal point for the Company's day-to-day operations, and his appointment as COO will ensure that the efforts of sales and manufacturing are closely coordinated. This is key as we continue execution of our plant rationalization plan, and new product development efforts."

     American Pad & Paper Company is a leading manufacturer and marketer of paper-based office products in North America. Product offerings include envelopes, writing pads, file folders, machine papers, greeting cards and other office products. The key operating divisions of the Company are Williamhouse, AMPAD, and Creative Card. Company revenues in 1998 were $662 million.



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                                                                  Exhibit 99.028
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News Release


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For Immediate Release                                     CONTACT: Mark Lipscomb
                                                                  (972) 733-5415

                  AMERICAN PAD & PAPER ANNOUNCES PLANT CLOSING


         DALLAS, Texas, May 10, 1999, -- American Pad & Paper Company (OTCBB:AMPP) (AP&P) announced that its plant in Holland, New York will be closed and consolidated as part of the Company's previously announced rationalization plan.

         The Holland plant is a Williamhouse Division operation and will be transferring its production capability into an existing plant in Scottdale, Pennsylvania. The Holland plant employs approximately 185 people and will continue operations at reduced levels through the end of September 1999. Eligible employees affected will be provided with a severance package, and the Company will be working with the State of New York Department of Labor to provide a career transition program.

         Commenting on the plant closure, William L. Morgan, Chief Operating Officer of American Pad & Paper said, "The decision to combine the Holland plant into the Scottdale plant is a necessary step in returning the Company to sustained profitability. This consolidation combined with ongoing improvements in the Scottdale plant will significantly enhance our ability to service our customers. I sincerely regret the hardship to our employees, but this consolidation is essential to maximize greater efficiency within our Williamhouse division."

     Mr. Morgan also stated, "Closure of the Holland plant is the fourth major plant rationalization action we have announced and we are on or slightly ahead of schedule in each of these actions, which should all be completed by the end of 1999."

          American Pad & Paper Company is a leading manufacturer and marketer of paper-based office products in North America. Product offerings include envelopes, writing pads, file folders, machine papers, greeting cards and other office products. The key operating divisions of the Company are Williamhouse, AMPAD, and Creative Card. Company revenues in 1998 were $662 million.

         This release contains forward-looking statements relating to future results. Actual results may differ significantly as a result of factors over which the Company has no control, including, but not limited to the following: changing economic conditions, slower than anticipated sales growth, price and product competition and changes in raw material costs. Additional information, which could affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.


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